SECURITIES AND EXCHANGE COMMISSION

	Washington, D. C. 20549




	FORM 8-K

	CURRENT REPORT

	Pursuant to Section 13 or 15 (d) of
	the Securities Exchange Act of 1934

	Date of Report (Date of earliest event reported)   October 17, 1996

	HORMEL FOODS CORPORATION
	(Exact name of registrant as specified in its charter)

	DELAWARE
	(State or other jurisdiction of incorporation)



         1-2402         	            41-0319970
(Commission File Number)	(IRS Employer Identification Number)



1 Hormel Place,   Austin, Minnesota                 55912
(Address of principal executive offices)	(Zip Code)



Registrant's telephone number, including area code: (507) 437-5737



Pages: This report contains three (4) pages numbered sequentially from this cover page.















Item 5.  OTHER MATERIALLY IMPORTANT EVENTS

October 17, 1996

The Company announced that Robert F. Patterson, Group Vice president of the Prepared Foods Group, and a Director of the Company, will retire December 31, 1996. Eric A. Brown, currently Senior Vice President of the Meat Products Group was named to succeed Patterson. The full text of the announcement follows:

"AUSTIN, MINN. (October 17, 1996) -- Hormel Foods Corporation today announced that Robert F. Patterson, group vice president of the Prepared Foods Group, will retire December 31, culminating a long and successful 32-year business career.

Eric A. Brown, currently senior vice president of the Meat Products Group, was named to succeed Patterson as group vice president. The Prepared foods Group is comprised of two important business units of the company, the Grocery Products Division and Specialty Products Division.

PATTERSON

Patterson's retirement ends a loyal and exemplary Hormel Foods career that began in August 1964 as a grocery products sales representative in Rochester, N.Y. His is a long history of accomplishment in food industry marketing, sales and general management that, early in his career, included responsibilities as a product marketing manager, district manager and regional sales manager.

He gained invaluable experience as director of grocery products sales in 1981 and, one year later, as director of grocery products marketing. In 1984, Patterson was elected vice president of the Grocery Products Division, serving in this capacity for three years before advancing to group vice president of prepared foods. He was elected to the Board of Directors and named to the company's Executive Committee in 1990.

"A seasoned Hormel Foods veteran, Bob has brought great distinction to our company and well deserved recognition to himself," said Joel
W. Johnson, chairman of the board, president and chief executive officer. "Under his leadership, both the Grocery Products and Specialty Products Divisions have enjoyed solid growth and have made significant contributions to the company's total financial performance. Bob's many years of outstanding service will be missed."



BROWN

As newly elected group vice president of prepared foods, Brown will return to overseeing the company's Grocery Products Division where he has spent nearly all of his 25 years with the company. His early career paralleled very closely that of Patterson, beginning as a grocery products sales representative and, later, serving as a product marketing manager, district manager, regional sales manager and director of grocery products sales.

Brown was named vice president of the Grocery Products Division in 1987 and continued in that capacity until late 1993 at which time he moved to the Meat Products Group as newly elected senior vice president. "His exposure to this segment of the company's operation and the knowledge and experienced gained prepares him well for this latest advancement and return to the prepared foods side of the business," said Johnson.

Brown's position in meat products as senior vice president will not be filled due to a recent restructuring and consolidating of marketing functions involving the Hormel and Dubuque brands."




October 18, 1996

The Company announced the completion of a private placement of Senior Notes in the amount of $110 million. The full text of the announcement follows:
"AUSTIN, MINN. (October 18, 1996) -- Hormel Foods Corporation, multinational processor and marketer of consumer-branded meat and food products, today announced the completion of a private placement of Senior Notes in the amount of $110 million. The Senior Notes will mature October 15, 2002, and October 15, 2006.
The notes were placed with Lutheran Brotherhood, Minneapolis, Minn.; Metropolitan Life Insurance Company, Convent Station, N.J.; Nationwide Life Insurance Company, Columbus, Ohio; Principal Mutual Life Insurance Company, Des Moines, Iowa, and TMG Life Insurance Company, Brookfield, Wis.
Proceeds from the private placement will be used for a meat products/foodservice processing plant and distribution center now under construction in Osceola, Iowa, and for other general corporate purposes. "This now-completed financing package will enable the company to continue its aggressive building program and to take advantage of internal or external expansion opportunities that may arise in the future," said V. Allan Krejci, director of public relations."







	SIGNATURES



Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.




	HORMEL FOODS CORPORATION
	(Registrant)




	By
	D. J. HODAPP
	Executive Vice President
	and Chief Financial Officer




	By
	M. J. McCOY
	Treasurer











Dated:   October 29, 1996